Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on

1.	Form S-3 (File Nos. 333-284633, 333-270433, 333-290429, and 333-290950)

2.	Form S-8 (File Nos. 333-280978, 333-204155, 333-218095, 333-229724, 333-256680, 333-257749, 333-265324, 333-269305, 333-286100, and 333-288608)

of our report dated March 30, 2026, with respect to the consolidated financial statements of Solana Company included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Philadelphia, Pennsylvania

March 30, 2026